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                                 LARSCOM INCORPORATED
EXHIBIT 11.1

                                 LARSCOM INCORPORATED
               STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                        (In thousands, except per share data)

                                                THREE MONTHS ENDED MARCH 31,
                                                ----------------------------
                                                   1997              1996
                                                ---------         ----------
                                                        (Unaudited)
Net income                                      $   1,334          $      357
                                                ---------          ----------
Weighted average shares outstanding:
Class A and B Common Stock                         17,996              14,193
                                                ---------          ----------

Net income per share (1)                        $    0.07          $     0.03
                                                ---------          ----------

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(1)  Net income per share for the three months ended March 31, 1996 is supplemental and is calculated as described in Note 1 of the Notes to the Consolidated Financial Statements included under Item 8 of the Company's Report on Form 10-K for the year ended December 31, 1996.